FOR IMMEDIATE RELEASE

AMERICAN REALTY CAPITAL PROPERTIES ANNOUNCES PLAN TO
SPIN OFF ITS OVER $2.2 BILLION MULTI-TENANT POWER AND SHOPPING CENTER BUSINESS BY ISSUING ONE SHARE OF ARCM STOCK FOR EACH 10 SHARES OF ARCP STOCK HELD VIA SPECIAL DISTRIBUTION

ARCP Unlocks Portfolio Value with Exclusive Focus on Net Lease Assets

Creates a Leading Retail Shopping Center REIT Poised for Growth, Strengthened by a Dedicated Multi-Tenant-Focused Team

Increase Run-Rate AFFO per Share to $1.20 on a Combined ARCP/ARCM Basis Post-Spin-off

NEW YORK, NEW YORK, MARCH 13, 2014 - American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP” or the “Company”), the largest net lease REIT, today announced a plan to spin off substantially all of its multi-tenant shopping center business into a publicly traded REIT, American Realty Capital Centers, Inc., that will operate under the name “ARCenters” and that is expected to trade on The NASDAQ Global Market under the symbol, “ARCM.” ARCP’s operating partnership will retain 25% of ARCM.

ARCenters will have a focused strategy to invest in high-quality, well located, dominant power centers, grocery-anchored neighborhood centers and anchored community centers that generate attractive risk-adjusted returns. As part of the spun-off portfolio, ARCenters is expected to initially own 69 multi-tenant shopping center properties and the spun-off portfolio properties would be 47% located in the top 20 MSAs. ARCP estimates that ARCenters’ 2014 net operating income (“NOI”) from its portfolio will be in excess of $139 million. ARCenters’ portfolio would total approximately 11.8 million total square feet, with properties located in 26 states. After giving effect to the spin-off, ARCenters’ portfolio would be 96.3% leased as of January 31, 2014, with substantially all the portfolio possessing favorable 3-mile population and income demographics of 69,000 and $71,000, respectively.

ARCenters will be a retail real estate company with significant scale positioned for growth generated by rental growth and accretive acquisitions. This, coupled with an appropriately capitalized balance sheet designed to seek growth opportunities, a focused future pursuit of an investment grade rating and a status as an independent publicly traded company, will provide ARCenters with access to multiple sources of capital to fund future acquisitions. Combined, ARCP believes these factors demonstrate that ARCenters will have a unique ability to act as a leading aggregator, owner and operator of power centers, grocery-anchored centers and anchored centers, and will deliver attractive risk-adjusted returns to its stockholders, all backed by a dedicated team focused on acquiring, developing, managing and re-leasing the ARCenters portfolio.

Other than Nicholas S. Schorsch, ARCP’s Chairman and Chief Executive Officer, who will serve as ARCenters’ Chairman, we anticipate that no ARCP directors or employees will be directors of ARCenters. ARCenters will be advised by, and outsource select duties to, ARCP Advisors, LLC (“ARCP Advisors”), a subsidiary of ARCP. ARCP Advisors will be staffed by a dedicated and well regarded in-place management team of over 190 professionals that has extensive retail shopping center experience, having aggregated approximately $4 billion of fragmented shopping center real estate since 2008. ARCenters will also continue to benefit from its continued relationships with ARCP’s key executives. ARCP believes that ARCP Advisors’ management team experience, extensive industry relationships and asset management expertise should enable ARCenters to compete effectively for acquisitions and help generate attractive risk-adjusted returns to its stockholders.

Mr. Schorsch stated, “As we promised our investors, we have strategically unlocked the value of our multi-tenant retail portfolio by announcing the creation of ARCenters, a leading retail shopping center REIT, and focusing ARCP’s portfolio exclusively on net lease assets. By separating the two high-quality portfolios, we intend to create more clarity, more efficiency and more opportunity for our stockholders. Not only have we taken a step to enhance ARCP’s growth profile, but we have created another vehicle with the intention of facilitating even more growth.”

David S. Kay, ARCP’s President, added, “We recognized that the market was not giving us full value for our high-quality shopping centers. In addition to unlocking that value for our stockholders, we believe this transaction enhances our financial profile while focusing our pure-play strategy. Not only do we have the added benefit of participating in future potential upside through our operating partnership’s 25% retained ownership, we will also reduce our leverage to an expected 7.0x net debt to EBITDA while producing an expected combined 7.3% increase in dividend rate and expected AFFO accretion resulting in a combined $1.20 of AFFO per share. Equally noteworthy is the expected improvement in our credit profile as ARCP will maintain a long lease duration while increasing our percentage of investment grade tenancy to 52%, increasing our percentage of unencumbered NOI, decreasing our percentage of secured debt and materially reducing our property-related capital expenditures. We are excited about the benefits this transaction is expected to bring to stockholders.”

Lisa Beeson, ARCP’s Chief Operating Officer, further stated, “We are executing an efficient, market-friendly transaction that we believe has the potential to create greater value for our stockholders. We believe we have the proven expertise to bring ARCenters to the market and to manage ARCM’s over $2 billion of assets alongside the additional $1.2 billion of shopping center assets managed across our Private Capital Management business and possibly more from the $1 billion of acquisition opportunities we are actively reviewing. We expect that ARCenters will truly benefit from ARCP’s best-in-class, investment grade platform given our dominant aggregation expertise and by having access to our deeply experienced acquisition, underwriting, leasing and asset management teams. We believe a tremendous opportunity exists for ARCenters to aggregate even more high-quality assets across the fragmented shopping center sector of over 100,000 assets in the U.S. with less than an estimated 5% owned by public companies or large institutional investors.”

Transaction Rationale:

•	Potential for a higher aggregate market value for stockholders. The spin-off will permit potential investors and the financial community to evaluate the performance of each company separately, which may result in a higher aggregate market value than ARCP’s current value. In particular, ARCP believes current earnings multiples for shopping center REITs exceed ARCP’s multiple, thereby potentially facilitating value creation.

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•	Creation of two focused companies creates clarity. ARCenters will focus primarily on aggregating what ARCP views as a fragmented retail shopping center space. ARCP will continue to focus on single-tenant, freestanding commercial real estate properties primarily subject to net leases with high credit quality tenants. ARCenters will maintain a right of first offer on ARCP’s remaining 15 multi-tenant shopping center properties which represent approximately 1.5 million total square feet, which are not being spun-off due to certain mortgage obligations. Each business will have the opportunity to cultivate a distinct identity, which ARCP expects will facilitate investor understanding by reducing the complexity associated with having distinctly different property strategies.

•	Potential for an increased dividend for stockholders. The spin-off is intended to result in ARCP stockholders receiving a combined dividend that exceeds ARCP’s current annualized dividend of $1.00 per share. ARCP currently estimates that ARCenters' annualized dividend for its first year following the spin-off will be at least $0.73 per share (based on an anticipated distribution of one share of ARCenters common stock for every 10 shares of ARCP common stock). Because ARCP expects to maintain its current annualized dividend of $1.00 per share and after adjusting for the ratio of one share of ARCenters common stock distributed for every 10 shares of ARCP common stock, ARCP stockholders who continue to hold their shares of ARCenters common stock would receive a combined annualized dividend of $1.073 per share – resulting in 7.3% of dividend growth.

•	Tailored capital structure more efficient. Each company will have the flexibility to create a capital structure tailored to its strategic goals and consistent with its stockholders’ interests. In addition, tailored capital structures should facilitate each company’s ability to grow through acquisitions, mergers, joint ventures and other combinations.

•	Continuation of our management’s value creation success. ARCP is a self-managed leading net lease REIT, backed by the leadership of its executive management team, which has successfully accumulated and invested capital on a value-accretive basis in fragmented sectors of the commercial real estate market. The spin-off represents a continuation of ARCP’s value creation success.

The spin-off will be effected through a pro rata taxable special distribution of one share of ARCenters common stock for every 10 shares of ARCP common stock and every 10 limited partnership units in ARCP’s operating partnership. The initial Form 10 registration statement relating to the spin-off is intended to be filed with the U.S. Securities and Exchange Commission (“SEC”) in April 2014, and the distribution is expected to be completed in the second quarter of 2014. ARCP’s Board of Directors has unanimously approved a plan to pursue the spin-off. The transaction is subject to certain conditions, including declaration by the SEC that ARCenters’ registration statement is effective, filing and approval of ARCenters’ listing application with The NASDAQ Global Market, customary third-party consents and formal approval and declaration of the specified distribution by ARCP’s Board of Directors.

ARCP may, at any time and for any reason until the proposed transaction is complete, abandon the spin-off or modify or change its terms.

BofA Merrill Lynch and RCS Capital are serving as exclusive financial advisors and Proskauer Rose is serving as legal advisor to ARCP in connection with the proposed transaction.

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Investor Conference Call Relating to Spin-off

ARCP will host a conference call and webcast relating to the announced spin-off on March 13, 2014 at 10:30 a.m. Eastern Time. Nicholas S. Schorsch, Chairman and Chief Executive Officer, David S. Kay, President, Lisa Beeson, Chief Operating Officer, and Brian S. Block, Chief Financial Officer, will conduct the call.

Live Conference Call and Webcast Details*

Domestic Dial-In Number: 1-888-317-6003

International Dial-In Number: 1-412-317-6061

Canada Dial-In Number: 1-866-284-3684

Conference ID: 1389186

Webcast: http://services.choruscall.com/links/arcp140313.html

*Participants should dial in 10-15 minutes early.

Conference Call Replay Details

Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Canada Dial-In Number: 1-855-669-9658

Conference ID: 10042767

Date Available: March 13, 2014 (one hour after the end of the conference call) to March 28, 2014 at 9:00 a.m. ET

Supplemental Materials and Website

Supplemental information on the transaction, including a copy of the investor presentation, is available at www.sec.gov. This press release has also been furnished to the SEC in a Current Report on Form 8-K.

We routinely post important information online at our investor relations website, www.arcpreit.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

Statements in this presentation that are not historical may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such factors include, but are not limited to: uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or waived, the expected tax treatment of the spin-off, the possibility that third-party consents required to transfer certain properties in the spin-off will not be received, the impact of the spin-off on the businesses of the Company and ARCenters, the Company’s ability to meet debt service requirements, the ability of the Company and ARCenters to pay the anticipated dividends, the availability and terms of financing, changes in the Company’s credit rating, changes in market rates of interest, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail and net-leased real estate, the liquidity of real estate investments, environmental liabilities, national, regional and local economic climates, changes in market rental rates, trends in the retail and net-leased industry, risks relating to the ability to lease vacant space, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, costs of common area maintenance, competitive market forces, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of the Company’s status as a REIT. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC, which are available at the SEC’s website www.sec.gov. Additional risk factors can be found in ARCenters’ Form 10 registration statement to be filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

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Non-GAAP Measures

This press release includes forward-looking statements regarding estimated non-GAAP measures of initial year NOI for ARCenters, based upon the properties currently expected to be included in ARCenters, unencumbered NOI for ARCP, EBITDA for ARCP and AFFO for ARCP and (based upon the properties currently expected to be included in ARCenters) ARCenters. ARCP defines “EBITDA” as net income (loss) attributable to ARCP before interest expense and amortization of loan costs, interest income, income taxes, and depreciation and amortization. While these forward-looking figures are only estimates (including that they are subject to the factors noted above under “Forward-Looking Statements”), consistent with reporting as to its own results of operations, ARCP believes that NOI, EBITDA and AFFO are helpful to investors because they are widely recognized measures of the performance of REITs and provide a relevant basis for comparison among REITs. Our estimation of these non-GAAP measures with respect to ARCP and ARCenters may not be the same as similar measures would be reported by other REITs. These non-GAAP financial measures should not be considered as alternatives to net income as measures of operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor are they indicative of cash flows from operating and financing activities. Because certain terms of the spin-off have not yet been determined, including as to the balance sheet of ARCenters, it is not reasonably possible at this time to provide a comparable forward-looking estimation of initial year net income for ARCP or ARCenters or reconciliations to the estimated non-GAAP measures included in this press release. Historical GAAP financial information for ARCP is included in its annual and quarterly periodic reports filed with the SEC, and pro forma historical GAAP financial information for ARCenters will be included in the Form 10 registration statement relating to the spin-off.

Funds From Operations and Adjusted Funds From Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

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The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in their applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to GAAP in calculating FFO and AFFO.

We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity, and management believes that excluding costs such as merger and transaction costs and acquisition-related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with those of other companies that do not have significant merger or acquisition activities. AFFO is not equivalent to our or ARCenters’ net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we or ARCenters continue to have such activities in the future.

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We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above- and below-market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO, we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our and ARCenters’ ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our and ARCenters’ operating performance with the sustainability of the operating performance of other real estate companies that are not as involved in activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our and ARCenters’ operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average common shares—fully diluted. As the Company’s convertible notes have a cash or stock settlement option and the Company has the ability and intent to settle its convertible notes in cash, the interest expense related to our convertible notes have not been excluded from AFFO, and accordingly, the shares are not assumed to have converted to common stock in our calculation of weighted average common shares—fully diluted.

In calculating AFFO, we exclude expenses that under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our and ARCenters’ operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expense are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

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As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by GAAP. FFO and AFFO do not represent cash flows from operations as defined by GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our and ARCenters’ ability to pay distributions, and should not be considered as alternatives to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

About ARCP

ARCP is a self-managed, publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single-tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Contacts

Anthony J. DeFazio	Brian Block, CFO, Treasurer, Secretary and EVP
DDCworks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arcpreit.com
Ph: 484-342-3600	Ph: 212-415-6500

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